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                                                                   EXHIBIT 10.82

                               drkoop.com, Inc.
                           7000 N. Mopac, Suite 400
                             Austin, Texas  78739


                                August 22, 2000



Prime Ventures, LLC
233 Wilshire Boulevard, Suite 800
Santa Monica CA 90401

Ladies and Gentlemen:

          This letter agreement will confirm our agreement with respect to certain stock purchase warrants drkoop.com, Inc. (the "Company") proposes to issue to you (or your designees) as an inducement, among other things, to your granting permission to the Company to employ certain of your employees following the closing of the proposed preferred stock financing described in the Confidential Private Placement Memorandum dated July 12, 2000 and the related Cumulative Supplement dated August 16, 2000, as corrected through the date hereof (the "Permanent Financing").

          The Company wishes to employ Messrs. Richard M. Rosenblatt, Edward A. Cespedes and Stephen Plutsky (collectively, the "New Employees") as officers of the Company. In consideration of your decision to permit the Company to employ the New Employees, the Company will issue and deliver to you, within two business days after the date upon which the New Employees become employed by the Company, stock purchase warrants to purchase 3,629,000 shares of common stock of the Company in the form attached hereto as Exhibit A (the "Category A
                                           ---------
Warrants").

          In consideration of your assistance with evaluating and structuring the Permanent Financing, the Company will issue and deliver to you (or your designees, a list of which shall be provided in writing to the Company), within two business days after the date of the final closing of the Permanent Financing stock purchase warrants to purchase 2,700,000 shares of common stock of the Company in the form attached hereto as Exhibit B (the "Category B Warrants" and
                                       ---------
together with the Category A Warrants, the "Warrants").

          The Company and you make, and each of your designees shall make prior to the issuance of any Warrants to such designee, the respective representations and warranties with respect to the issuance of the Warrants set forth on Annex A
                                                                         -------
which constitutes a part of this letter agreement.
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          You agree and acknowledge that the issuance of the Warrants to you
(and your designee(s)) represents full and complete payment for your assistance to the Company in connection with the Permanent Financing and the grant of your permission to the Company to hire the New Employees.

          The Company agrees to reimburse you for all reasonable fees and disbursements of your legal counsel not to exceed $75,000.00 incurred in connection with the employment by the Company of your employees and your assistance to the Company in connection with the Permanent Financing. This letter agreement shall terminate and be of no further force or effect in the event that the Permanent Financing has not closed and the New Employees have not become employees of the Company.

          This letter agreement contains the entire agreement between you and the Company with respect to all matters addressed herein and will supersede and replace all prior agreements, written or oral, between the parties relating to the foregoing. This letter agreement will be governed by and construed in accordance with the laws of the State of Texas without regard to conflicts of law provisions and principles of that state. Neither this letter agreement nor any provisions hereof may be waived, amended, modified or supplemented except pursuant to an agreement in writing executed by the party against whom enforcement of such waiver, amendment, modification or supplement is being sought.





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     Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below. This letter agreement may be executed in counterpart.

                              Sincerely yours,

                              drkoop.com, Inc.


                              By:  /s/ Donald W. Hackett
                                   -----------------------------
                                   Name:   Donald W. Hackett
                                   Title:  Chief Executive Officer


The foregoing is hereby acknowledged and agreed to as of the date first above written.


By:  /s/ Richard M. Rosenblatt
     -----------------------------
Name:  Richard M. Rosenblatt
Title: Chief Executive Officer

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